ACKNOWLEDGEMENT REGARDING PAYMENT DEFERRAL

The undersigned Liang Chao Wei, hereby acknowledges as follows:

1.

The undersigned is the Chief Executive Officer of AgriSolar Solutions, Inc., a Colorado corporation (the “Company”).

2.

The undersigned has made temporary cash advances to the Company’s wholly-      owned subsidiaries to fund current operations.  As of December 31, 2009, the unpaid balance of such temporary cash advances is $539,199.  Such advances are unsecured, interest-free, and have no fixed repayment term.

3.

The undersigned hereby acknowledges his agreement that he will not request, seek      or require repayment of any portion of the outstanding temporary cash advances he    has made to the Company until such time as the current operations of the Company    are profitable (as reflected by financial statements prepared in accordance with U.S. GAAP), and the Company has generated gross revenues in excess of      US$30,000,000.

In WITNESS WHEREOF, the undersigned has executed this Acknowledgment Regarding Payment Deferral, as of this 20th day of May, 2010.

/s/Liang Chao Wei
Liang Chao Wei